Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real San Diego, CA 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

January 14, 2026

VIA ELECTRONIC MAIL

ClearPoint Neuro, Inc.
120 S. Sierra Ave., Suite 100
Solana Beach, CA, 92075

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to ClearPoint Neuro, Inc., a Delaware corporation (the “Company”), in connection with the issuance of this opinion that relates to a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the resale, by the selling stockholders identified therein (the “Selling Stockholders”), from time to time pursuant to Rule 415 under the Securities Act as set forth in the Registration Statement, of up to 1,312,570 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. The Shares have been issued, or have been reserved for issuance and may be issued, in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 6, 2025 (the “Merger Agreement”), among the Company, Ignite Merger Sub, Inc., ClearPoint Holdings, LLC, IRRAS Holdings, Inc. (“IRRAS”), Marios Fotiadis and Olof Clausson in their capacities as the equityholders’ representatives, and the equityholders of IRRAS.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement.

In connection with the issuance of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

In our examination, we have assumed: (a) the genuineness of all signatures, including endorsements; (b) the legal capacity and competency of all natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; and (e) the accuracy, completeness and authenticity of certificates of public officials. We have also assumed that the Shares currently reserved for issuance under the Merger Agreement will remain available for the issuance, and neither the Company’s charter documents nor any of the proceedings taken by the Company relating to the Merger Agreement, will be rescinded, amended or otherwise modified prior to the issuance of such Shares.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the General Corporation Law of the State of Delaware (the “DGCL”) and, to the extent issued on or prior to the date hereof, are validly issued, fully paid, and non-assessable, and, to the extent issued after the date hereof, when such Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders and issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Merger Agreement or any other agreement or transaction that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

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Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real San Diego, CA 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

The opinion we render herein is limited to those matters governed by the DGCL as of the date hereof and we disclaim any obligation to revise or supplement the opinion rendered herein should the above-referenced laws be changed by legislative or regulatory action, judicial decision, or otherwise. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events, or developments that hereafter may be brought to our attention or that may alter, affect, or modify the opinion expressed herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective under the Securities Act.

Respectfully Submitted,

/s/ Sheppard, Mullin, Richter & Hampton LLP
SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

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